EXHIBIT 24.2

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that I, the undersigned, a Director of Halliburton Company, do hereby constitute and appoint David J. Lesar, C. Christopher Gaut and Margaret E. Carriere, or any of them acting alone, my true and lawful attorneys or attorney, to do any and all acts and things and execute any and all instruments which said attorneys or attorney may deem necessary or advisable to enable Halliburton Company to comply with the Securities Exchange Act of 1934, as amended, and all rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing of Annual Reports on Form 10-K, until revoked by me, otherwise cancelled, or replaced by a new Power of Attorney and to any instruments or documents filed as a part of or in connection therewith; and I hereby ratify and confirm all that said attorneys or attorney shall do or cause to be done by virtue hereof.
IN TESTIMONY WHEREOF, witness my hand this 3rd day of July, 2005.

/s/ S. Malcolm Gillis
S. Malcolm Gillis